UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2008
HAMPSHIRE GROUP, LIMITED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

1924 Pearman Dairy Road Anderson, South Carolina (Address of principal executive offices)	29625 (Zip code)
(864) 231-1200
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On April 15, 2008 (the “Closing Date”), pursuant to an Asset Purchase Agreement by and among Hampshire Group, Limited (the “Company”), Shane Hunter, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Shane Hunter”), and Shane Hunter, LLC, a California limited liability company not affiliated with either the Company or Shane Hunter (the “Buyer”), Shane Hunter sold to the Buyer certain of its assets including inventory, trademarks, and other fixed assets (the “Asset Sale”). Michael H. Thaler and Deborah Ford, members of Shane Hunter’s management, are members and executive officers of the Buyer.
Under the terms of the Asset Purchase Agreement, the total consideration in connection with the Asset Sale was approximately $3.7 million, a portion of which is subject to adjustment after the Closing Date based on the final valuation of the inventory purchased by the Buyer as of the Closing Date. In connection with the Asset Sale, Buyer assumed certain liabilities related to the Shane Hunter business totaling approximately $0.1 million.
The description of the proposed Asset Sale described in this report does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated in this Item 1.01 by reference. The Asset Purchase Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Shane Hunter. The Asset Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the Asset Purchase Agreement and are subject to important qualifications and limitations agreed to by and among the Company, Shane Hunter and the Buyer in connection with negotiating the Asset Purchase Agreement. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since such representations and warranties are modified in important part by the underlying disclosure schedules and are subject to a contractual standard of materiality different from that generally applicable to security holders and were used for the purposed of allocating risk among the Company, Shane Hunter and the Buyer rather than establishing matters as facts.
A copy of the press release issued by the Company on April 15, 2008 announcing the Asset Sale is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

As a result of the Asset Sale, the Company expects to record a pre-tax loss in the approximate range of $3,500,000 to $4,000,000. Such estimated loss is due to certain expenses incurred by the Company and Shane Hunter in connection with the Asset Sale, including the write off of acquired intangibles, severance expenses, the acceleration of certain facility lease obligation expenses and certain other related transaction costs.
As previously disclosed in the Company’s Form 10-K, filed for the fiscal year ended December 31, 2007, each of Shane Hunter’s (i) net sales, (ii) selling, general and administrative expenses, and (iii) operating losses for the fiscal year ending December 31, 2006 were (a) $49.8 million, (b) $9.7 million and (c) $0.2 million, respectively. For the fiscal year ending December 31, 2007, each of Shane Hunter’s (i) net sales, (ii) selling, general and administrative expenses, and (iii) operating losses were (a) $53.7 million, (b) $10.6 million and (c) $0.7 million, respectively.
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, discussion relative to markets for our products and trends in revenue, gross margins and anticipated expense levels, as well as other statements including words such as “expect,” “anticipate,” “believe,” “plan,” “estimate” and “intend” and other similar expressions. All statements regarding our expected financial position and operating results, business strategy, financing plans, forecast trends relating to our industry are forward-looking statements. These forward-looking statements are subject to business and economic risks and uncertainties, and our actual results of operations may differ materially from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth under “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2007. As a result, you should not place undue reliance on these forward-looking statements. We undertake no obligation to revise these forward-looking statements to reflect future events or developments.
In connection with the Asset Sale, as of April 15, 2008, the Company entered into Amendment No. 1 (the “Amendment”) with respect to that certain Amended and Restated Credit Agreement and Guaranty (the “Credit Agreement”), dated as of February 15, 2008, by and among the Company, the Guarantors party thereto, SB Corporation, HSBC Bank USA, National Association, as Agent for the Banks, and the Banks named therein (the “Banks”). Pursuant to the Amendment, the Banks and the Company agreed, in consideration for the payment of the Agent’s legal fees and expenses, to amend certain representations, warranties and covenants in the Credit Agreement such that a sale of assets otherwise permitted under the Credit Agreement will not cause a breach of such representations, warranties or covenants.
This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(b)	Pro forma financial information:

Pursuant to paragraph (b)(1) of Form 8-K, the unaudited pro forma consolidated balance sheet as of and for the fiscal year ended December 31, 2007 and the unaudited pro forma consolidated statement of income as of and for the year fiscal year ended December 31, 2007, giving effect to the sale of certain assets of Shane Hunter, Inc., are being filed herewith as Exhibit 99.1 and are incorporated into this Item 9.01(b) by reference.

(d)	Exhibits.
2.1	Asset Purchase Agreement, dated as of April 15, 2007, by and among Hampshire Group, Limited, Shane Hunter, Inc. and Shane Hunter, LLC.*

*	Pursuant to Rule 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.1	Amendment No. 1, dated as of April 15, 2008, to that certain Amended and Restated Credit Agreement and Guaranty, dated as of February 15, 2008, by and among Hampshire Group, Limited, Hampshire Designers, Inc., Item-Eyes, Inc., SB Corporation, and Shane Hunter, Inc.; HSBC Bank USA, National Association (“HSBC”), JPMorgan Chase Bank, N.A., Israel Discount Bank of New York, Wachovia Bank, National Association, Bank Leumi USA and Sovereign Bank, as Banks; and HSBC, as Letter of Credit Issuing Bank and as Agent for the Banks.

99.1	Hampshire Group, Limited unaudited pro forma consolidated balance sheet as of and for the fiscal year ended December 31, 2007 and the unaudited pro forma consolidated statement of income as of and for the year fiscal year ended December 31, 2007, giving effect to the sale of certain assets of Shane Hunter, Inc.

99.2	Press Release issued by Hampshire Group, Limited, dated April 15, 2008, announcing the sale of certain assets of Shane Hunter, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED
By:	/s/ Heath L. Golden
	Name:	Heath L. Golden
	Title:	Vice President, General Counsel and Secretary

Dated: April 21, 2008

Exhibit Index

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of April 15, 2007, by and among Hampshire Group, Limited, Shane Hunter, Inc. and Shane Hunter, LLC. *

10.1	Amendment No. 1, dated as of April 15, 2008, to that certain Amended and Restated Credit Agreement and Guaranty, dated as of February 15, 2008, by and among Hampshire Group, Limited, Hampshire Designers, Inc., Item-Eyes, Inc., SB Corporation, and Shane Hunter, Inc.; HSBC Bank USA, National Association (“HSBC”), JPMorgan Chase Bank, N.A., Israel Discount Bank of New York, Wachovia Bank, National Association, Bank Leumi USA and Sovereign Bank, as Banks; and HSBC, as Letter of Credit Issuing Bank and as Agent for the Banks

99.1	Hampshire Group, Limited unaudited pro forma consolidated balance sheet as of and for the fiscal year ended December 31, 2007 and the unaudited pro forma consolidated statement of income as of and for the year fiscal year ended December 31, 2007, giving effect to the sale of certain assets of Shane Hunter, Inc.

99.2	Press Release issued by Hampshire Group, Limited, dated April 15, 2008, announcing the sale of certain assets of Shane Hunter, Inc.

*	Pursuant to Rule 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.